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EXHIBIT 21

SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

        Each of the subsidiaries in the following list is a wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:

Name	State/Country of Incorporation
Hanger Prosthetics & Orthotics, Inc.	Delaware
Southern Prosthetic Supply, Inc.	Georgia
OPNET, Inc.	Nevada
Hanger Europe, N.V.(1)	Belgium
Innovative Neurotronics, Inc.	Delaware
Linkia, LLC(2)	Maryland
Dosteon Solutions, LLC	Maryland
The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc.
Eugene Teufel & Son Orthotics & Prosthetics, Inc.	Pennsylvania
HPO, Inc.(3)	Delaware
ABI Orthotic/Prosthetic Laboratories, Ltd.(2)	Ohio
Greater Chesapeake Orthotics & Prosthetics, Inc.	Delaware
Rehab Designs of America Corporation	Delaware
Rehab Designs of Colorado, Inc.	Colorado
Rehab Designs of Wisconsin, Inc.	Kansas
Certified Orthotic & Prosthetic Associates, Inc.	Missouri
The Brace Shop Prosthetic Orthotic Centers, Inc.	Ohio
Temple Medical, Inc.(3)	Mississippi
MHC Prosthetics, LLC(2)(3)	Maryland
Orthotic-Prosthetic Center, Inc.(3)	Florida
Specialized Prosthetics and Orthotic Technologies, Inc.(3)	Utah
Colorado Professional Medical, Inc.	Colorado
Advanced Prosthetics of America, Inc.	Florida
Orthopedic Rehabilitation Products, Ltd.	Colorado
Science of Post Operative Recovery and Treatment, LLC(2)(6)	Colorado
The following are wholly-owned subsidiaries of HPO, Inc.(3)
Hanger Prosthetics and Orthotics West, Inc.(5)	California
Hanger Prosthetics & Orthotics East, Inc.(5)	Delaware
The following are wholly-owned subsidiaries of Hanger Prosthetics and Orthotics West, Inc.(5)
NWPO Associates, Inc.	Washington
Advanced Bio-Mechanics, Inc.	California
Laurence's Orthotics & Prosthetics, Inc.	California
Shasta Orthotic Prosthetic Service, Inc.	California
Conner Brace Co., Inc.	Texas
Elite Care, Incorporated.	Arizona
Fortitude Medical Specialists, Inc.(4)	Arizona

(1)
Hanger Orthopedic Group, Inc. owns 60% of Hanger Europe, N.V., a Belgian limited liability company.

(2)
Limited Liability Company

(3)
These entities were merged into Hanger Prosthetics & Orthotics, Inc. effective December 31, 2008.

(4)
This entity was merged into Hanger Prosthetics and Orthotics West, Inc. effective December 31, 2008.

(5)
These entities are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics, Inc. effective December 31, 2008.

(6)
Hanger Prosthetics & Orthotics, Inc. owns 50% of Science of Post Operative Recovery and Treatment, LLC and Orthopedic Rehabilitation Products, Ltd., a wholly-owned subsidiary of Hanger Prosthetics & Orthotics, Inc., owns the remaining 50% of Science of Post Operative Recovery and Treatment, LLC.

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  EXHIBIT 21